Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "REALBIZ MEDIA GROUP, INC.", CHANGING ITS NAME FROM "REALBIZ MEDIA GROUP, INC." TO "VERUS INTERNATIONAL, INC.", FILED IN THIS OFFICE ON THE ELEVENTH DAY OF OCTOBER, A.D. 2018, AT 5:17 O`CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE SIXTEENTH DAY OF OCTOBER, A.D. 2018.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

SECRETARY'S OFFICE DELAWARE

2405411 8100
SR# 20187103958

Authentication: 203600088
Date: 10-12-18

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:17 PM 10/11/2018
FILED 05:17 PM 10/11/2018
SR 20187103958 - File Number 2405411

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
REALBIZ MEDIA GROUP, INC.

(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)

RealBiz Media Group, Inc. (the "Corporation"), a corporation duly organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that:

1. The Amended and Restated Certificate of Incorporation of the Corporation, as amended, is hereby amended solely to reflect a change in the name of the Corporation by deleting Article FIRST thereof and inserting the following in lieu thereof:

Restated Certificate of Incorporation of the Corporation, as amended, is hereby amended solely to reflect a change in the name of the Corporation by deleting Article FIRST thereof and inserting the following in lieu thereof:

"FIRST. The name of the Corporation is Verus International, Inc."

2. The Board of Directors of the Corporation has adopted a resolution approving and declaring advisable the amendment described herein in accordance with the provisions of Section 242(b)(1) of the General Corporation Law of the State of Delaware.

3. The amendment described herein has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

4. This Certificate of Amendment shall become effective on October 16, 2018.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by its duly authorized officer on this 11th day of October, 2018.

/s/ Anshu Bhatnagar
Anshu Bhatnagar, CEO